Exhibit 5.1

1271 Avenue of the Americas | New York, NY 10020

blankrome.com

August 1, 2025

Adial Pharmaceuticals, Inc.
4870 Sadler Road, Suite 300
Glen Allen, Virginia 23060

Re:	Adial Pharmaceuticals, Inc.—Securities Registered Under the Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of shares of its common stock, par value $0.001 per share (“Common Stock”), having an aggregate offering price of up to $4,983,000 (the “Shares”) pursuant to the Registration Statement on Form S-3 (File No. 333-276496) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”) and the prospectus supplement dated August 1, 2025 filed with the Commission pursuant to Rule 424(b)(5) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”). The Shares are to be sold (if any) by the Company under that certain At Market Issuance Sales Agreement, dated August 1, 2025, entered into by and between the Company and A.G.P./Alliance Global Partners (the “Sales Agreement”), as described in the Prospectus.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus, (iii) the Sales Agreement, (iv) resolutions adopted by the Board of Directors of the Company (the “Board”), (v) the Certificate of Incorporation, as amended of the Company, (vi) the Amended and Restated Bylaws of the Company, and (vii) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures.

In connection with the Shares, we have assumed (i) that each sale of Shares will be duly authorized by the Board, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the Delaware General Corporation Law (the “DGCL”), and (ii) that the price at which the Shares are sold will equal or exceed the par value of the Common Stock.

Our opinion herein is expressed solely with respect to the DGCL. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

1271 Avenue of the Americas | New York, NY 10020

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Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms and conditions of the Sales Agreement and as provided in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit in the Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty nor may one be inferred or implied. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,

/s/ Blank Rome LLP
BLANK ROME LLP